UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 21, 2007

RELIANCE STEEL & ALUMINUM CO.
(Exact name of registrant as specified in its charter)

California	001-13122	95-1142616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
350 S. Grand Ave., Suite 5100
Los Angeles, CA 90071
(Address of principal executive offices)
(213) 687-7700
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
In December 1994, Reliance adopted a Stock Repurchase Plan, which was amended and restated in May 2005. Prior to the amendment and restatement, the Company had purchased a total of 11,076,550 shares of its common stock at an average cost of $7.47 per share. The Company had not purchased any of its shares since 2000. On August 21, 2007, Reliance issued a press release announcing that, since August 16, 2007, it has been actively repurchasing its shares and that, from August 16 through August 20, 2007, it had purchased 645,204 shares of its common stock in the open market pursuant to the Company’s Stock Repurchase Plan and Rule 10b-18 promulgated under the Securities Exchange Act of 1934, as amended, at an average cost of $44.69 per share. Attached hereto as Exhibit 99.1 is a copy of the press release dated August 21, 2007 announcing Reliance’s activities under its Stock Repurchase Plan.
The information contained in this report and the exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 21, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.
Dated: August 21, 2007	By:	/s/ Karla Lewis
Karla Lewis
Executive Vice President and Chief Financial Officer

RELIANCE STEEL & ALUMINUM CO.
FORM 8-K
INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated August 21, 2007.